Exhibit 10.4

BLINK LOGIC INC.

750 Lindaro Street, Ste. 350

San Rafael, CA 94901

March 24, 2009

Undersigned Holder of the Original Issue Discount Senior Secured Convertible Debentures Due August 20, 2010

Ladies and Gentlemen:

Reference is made to the Securities Purchase Agreement by and among Blink Logic Inc. (the “Company”) and Doug & Ellie Chappelear  (the “Holder”), dated August 20, 2008 (the “Agreement”), and the Original Issue Discount Senior Secured Convertible Debentures,  having an issue date of August 20, 2008 (the “Debentures”), that were issued to you pursuant to the Agreement.  Any defined terms used herein and otherwise undefined shall have the same meaning ascribed to such terms in the Agreement.  The Company hereby seeks to obtain your consent to amend the terms of the Debentures (this “Amendment”) as follows:

1.   The definition of “Monthly Redemption Amount” in Section 1 shall be amended such that, in addition to the sum of all liquidated damages and any other amounts then owing to the Holder in respect of this Debenture, the respective Monthly Redemption Amount shall be the following amount for the Holder:

a.

Doug & Ellie Chappelear - $20,200.00

2.   The definition of “Monthly Redemption Date” in Section 1 shall be amended and restated as follows: ““Monthly Redemption Date” means October 19, 2009, and the 19th calendar day of each month thereafter, and terminating upon the full redemption of this Debenture.”

3.   Company hereby makes the representations and warranties set forth below to the Holder that as of the date of its execution of this Amendment:

(a)

The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Amendment and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith.  This Amendment has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)

The execution, delivery and performance of this Amendment by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(c)

All of the Company’s warranties and representations contained in this Amendment shall survive the execution, delivery and acceptance of this Amendment by the parties hereto.

4.   The undersigned hereby (a) confirms that the execution of this Amendment shall serve as the Holder’s consent to the amendment of the Debentures pursuant to this Amendment and (b) waives any violation of Section 8(b) of the Debentures and foregoes any damages, penalties or other rights that may be owed to the Holder solely as a result of the Company’s non-payment of the Monthly Redemption Amount on March 19, 2009.  The Holder expressly acknowledges that the non-payment of the March 19, 2009 Monthly Redemption Amount on such date shall not constitute an Event of Default (as defined in the Debenture) under the Debentures.  Notwithstanding anything herein to the contrary, the  Company acknowledges that this waiver and consent of the undersigned shall be a one-time waiver and shall not be deemed a waiver due to the triggering of a separate Event of Default which may arise subsequent to the date hereof pursuant to the Debenture and this Amendment, including but not limited to any failure of the Company to pay a Monthly Redemption Amount pursuant to the Debenture, as amended hereunder, when due.

5.   As consideration for the execution of this Amendment, for agreeing to waive any anti-dilution adjustments that would otherwise occur to the Debentures and Warrants solely as a result of the issuance of  10% Secured Promissory Notes on March 23, 2009 (the “Notes”) to Enable Growth Partners LP, Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LP and for agreeing to waive any future anti-dilution adjustments on the Warrants, the Company agrees to exchange all of Holder’s warrants to purchase 158,714 shares of common stock of the Company (the “Warrants”), from time to time as described herein, for a total of, in the aggregate, 158,714 shares of  common stock (“Exchange Shares”), subject to adjustment for reverse and forward stock splits and the like, provided, that no such exchange shall exceed the Beneficial Ownership Limitation as set forth in Section 2(d) of the Warrant (this limitation to otherwise be governed by said section). The Company acknowledges that the Holder may request such exchanges of its Warrant for Exchange Shares from time to time, as many times and in such amounts as may be requested by the Holder, subject to the limitations on exercise set forth above, and the effect of such request and exercise shall be to reduce the number of Warrant Shares (on a 1 for 1 basis) issuable pursuant to the Warrants.  No actual surrender of the Warrants is required for exercise.  The Company acknowledges and agrees that the holding period of the Exchange

Shares for purposes of Rule 144 shall tack back to the original issue date of the issuance of the Warrants.  Delivery of Exchange Shares shall occur, at the request of Holder, electronically via the Depository Trust Company Deposit Withdrawal Agent Commission System to the account specified by the Holder in the exercise notice, such delivery to otherwise occur pursuant to the terms of the Warrants.

6.   The Holder hereby waives the Company’s compliance with Section 5(b) (Subsequent Equity Sales) of the Debentures, Section 3(b) of the Warrants (Subsequent Equity Sales), Section 4.12 (Participation in Future Financing) of the Agreement and Section 4.13 (Subsequent Equity Sales) of the Agreement with respect to the issuance of the Notes and with respect to a proposed common equity financing of up to $2,000,000 at $0.20 per share.

7.   Except as specifically modified herein, all of the terms, provisions and conditions of the Debentures and all other Transaction Documents shall remain in full force and effect and the rights and obligations of the parties with respect thereto shall, except as specifically provided herein, be unaffected by this Amendment and shall continue as provided in the Transaction Documents and shall not be in any way changed, modified or superseded by the terms set forth herein.

8.   Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Agreement.

9.   All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Agreement.

10.   This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives.  This Amendment shall be for the sole benefit of the parties to this Amendment and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any person or entity, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

11.   This Amendment may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

12.   This Amendment constitutes the entire agreement among the parties with respect to the matters covered hereby and thereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

13.   The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof.  If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

14.   No provision of this Amendment may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Amendment shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

15.   Each of the parties hereto acknowledges that this Amendment has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed as of the date first written above.

Sincerely,

BLINK LOGIC INC.

    /s/ Larry Bruce

By: ____________________

Name:    Larry Bruce

Title:     Chief Financial Officer

Acknowledged and Agreed:

Doug Chappelear

/s/ Doug Chappelear

____________________

Ellie Chappelear

/s/ Ellie Chappelear

____________________